SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) July 8, 1998
                                  ----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















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ITEM 5. OTHER EVENTS

      (a) On July 8, 1998, General Motors Corporation's subsidiary, Hughes Electronics Corporation, issued a news release on the subject of its DIRECTV DBS-1 satellite. The content of the news release was as follows:


                             Anomaly Noted On DBS-1

 Satellite Continues Normal Operation on Back-Up Systems; DIRECTV(R) and USSB(R)
                               Services Unaffected


      Los Angeles, July 8, 1998 - Engineers at DIRECTV, Inc. and Hughes Space and Communications Company confirmed today that a spacecraft control processor
(SCP) aboard the DBS-1 satellite failed on July 4, 1998. As designed, control of the HS 601 - model satellite was automatically switched to the spare SCP and the spacecraft is currently operating normally.

      At no time did DIRECTV's more than 3.7 million subscribers experience any loss of service.

      DIRECTV maintains a redundant infrastructure to anticipate and mitigate the consequences of possible satellite failures. In the event that the back-up SCP on-board DBS-1 should also fail, DIRECTV would immediately switch most of the affected programming services to the DBS-2 and DBS-3 satellites, which are collocated with DBS-1 at 101-degrees WL. In addition, DIRECTV continues to actively pursue other satellite back-up and fleet expansion strategies consistent with its long-term business plans.

      DIRECTV is a registered trademark of DIRECTV, Inc. USSB is a service mark of United States Satellite Broadcasting Company, Inc. DIRECTV, Inc. and Hughes Space and Communications Company are units of Hughes Electronics Corporation. The earnings of Hughes Electronics are used to calculate the earnings per share attributable to GMH (NYSE symbol) common stock.

                                 * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    July 8, 1998
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)











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